                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Exchange Act Rule 14a-11(c) or 14a-12


                            Novastar Financial, Inc.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________
    Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     [LOGO]

                            NOVASTAR FINANCIAL, INC.
                         1901 West 47th Place, Suite 105
                             Westwood, Kansas 66205
                                 (913) 362-1090



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To our stockholders:


     You are cordially invited to attend the annual meeting of stockholders of NovaStar Financial, Inc., a Maryland corporation, to be held on Thursday, May 24, 2001 at 10:00 a.m., Central Daylight Time, at NovaStar Financial, Inc. Corporate Headquarters, 1901 West 47th Place, Suite 100, Westwood, Kansas, for the following purposes:


1. The election of the Class II directors of NovaStar Financial's Board of Directors to serve until NovaStar Financial's annual meeting of stockholders to be held in 2004 or until each such director's successor is elected and qualified;


2. Ratification of the selection of KPMG LLP as NovaStar Financial's independent public accountants for the fiscal year ended December 31, 2001; and


3. To transact such other business as may properly come before the annual meeting.


     A proxy statement describing the matters to be considered at the annual meeting is attached to this notice. The Board of Directors has fixed the close of business on March 13, 2001 as the record date for determination of stockholders entitled to notice of, and to vote at, the annual meeting.


     In order that your shares may be represented at the annual meeting, please date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope. A proxy may be revoked by a shareholder by notice in writing to the Secretary of NovaStar Financial at any time prior to its use, by presentation of a later-dated proxy, or by attending the annual meeting and voting in person.


                                             By Order of the Board of Directors


                                             /s/ Scott F. Hartman
                                             -----------------------------------
                                             SCOTT F. HARTMAN
Westwood, Kansas                             Chairman of the Board and Secretary
March 19, 2001

                             YOUR VOTE IS IMPORTANT
                  PLEASE PROMPTLY MARK DATE, SIGN, and RETURN
                      YOUR PROXY IN THE ENCLOSED ENVELOPE

                                TABLE OF CONTENTS

                                                                                                                           PAGE
                                                                                                                           ----
ANNUAL MEETING INFORMATION
         Solicitation of Proxies ........................................................................................    1
         Voting Rights ..................................................................................................    1
         Voting of Proxies ..............................................................................................    2
         Revocability of Proxy ..........................................................................................    2
         Annual Report ..................................................................................................    2

SECURITIES OWNERSHIP
         Beneficial Ownership of Common Stock by Large Securityholders ..................................................    3
         Beneficial Ownership of Common Stock by Directors and Management ...............................................    4
         Compliance with Section 16(a) of the Securities Exchange Act of 1934 ...........................................    4

ITEM 1 - ELECTION OF DIRECTORS
         Nominees and Directors .........................................................................................    6
         Compensation of Directors ......................................................................................    7
         Compensation Committee Interlocks ..............................................................................    7
         Committees of the Board and Meeting Attendance .................................................................    7
         Audit Committee Report .........................................................................................    8
         Compensation Committee Report ..................................................................................    9
         Performance Graph ..............................................................................................   10
         Management of NovaStar Financial ...............................................................................   11
         Executive Compensation .........................................................................................   12
         Certain Transactions ...........................................................................................   15

ITEM 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
         Audit Fees .....................................................................................................   18
         Financial Information Systems Design and Implementation Fees ...................................................   18
         All Other Fees .................................................................................................   18

OTHER BUSINESS ..........................................................................................................   19

STOCKHOLDER PROPOSALS - 2002 ANNUAL MEETING .............................................................................   19

APPENDIX A - AUDIT COMMITTEE CHARTER ....................................................................................  A-1


                                    NOVASTAR

                              --------------------

                            NovaStar Financial, Inc.
                         1901 West 47th Place, Suite 105
                             Westwood, Kansas 66205
                                 (913) 362-1090

                              --------------------


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 24, 2001


To our stockholders:

     The Board of Directors of NovaStar Financial, Inc., a Maryland corporation, is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of stockholders to be held on May 24, 2001 at 10:00 a.m., Central Daylight Time, at the NovaStar Financial, Inc. Corporate Headquarters, 1901 West 47th Place, Suite 100, Westwood, Kansas. This proxy statement, the accompanying proxy card and the notice of annual meeting are being provided to stockholders beginning on or about March 22, 2001.

                           ANNUAL MEETING INFORMATION

SOLICITATION OF PROXIES

     The costs of this solicitation by the Board of Directors will be borne by NovaStar Financial. Proxy solicitations will be made by mail. They also may be made by personal interview, telephone, facsimile transmission and telegram. Banks, brokerage house nominees and other fiduciaries are requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. NovaStar Financial will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. NovaStar Financial does not expect to engage an outside firm to solicit votes, but if such a firm is engaged subsequent to the date of this proxy statement, the cost is estimated to be less than $5,000.00, plus reasonable out-of-pocket expenses.

VOTING RIGHTS

     Holders of shares of NovaStar Financial's common stock, par value $0.01 per share, at the close of business on March 13, 2001, the record date, are entitled to notice of, and to vote at, the annual meeting. On that date, 5,721,941 shares of common stock were outstanding. Each share of common stock outstanding on the record date is entitled to one vote on each matter presented at the annual meeting. The presence, in person or by proxy, of stockholders representing 50% or more of the issued and outstanding stock entitled to vote constitutes a quorum for the transaction of business at the annual meeting. If a quorum is present, (1) a plurality of the votes cast at the annual meeting is required for election of a director, and (2) the affirmative vote of the majority of the shares present, in person or by proxy, at the annual meeting and entitled to vote is required for all other matters. Cumulative voting in the election of directors is not permitted. Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against all matters presented at the annual meeting other than the election of directors. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes. Accordingly, a broker non-vote will have no effect on the matters presented to this annual meeting.

VOTING OF PROXIES

     Shares of the common stock represented by all properly executed proxies received in time for the annual meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this proxy statement as directors, and FOR the appointment of KPMG LLP as independent public accountants for the fiscal year ending December 31, 2001.

     The management and the Board of Directors know of no matters to be brought before the annual meeting other than as set forth herein. To date, NovaStar Financial has not received any stockholder proposals. If any other matter of which the management and Board of Directors are not now aware is presented properly to the stockholders for action, it is the intention of the proxy holders to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

REVOCABILITY OF PROXY

     The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the corporate secretary that the proxy is revoked, by presenting a later-dated proxy, or by attending the annual meeting and voting in person.

ANNUAL REPORT

     The 2000 annual report including financial statements for the year ended December 31, 2000, which is being mailed to stockholders together with the proxy statement, contains financial and other information about the activities of NovaStar Financial, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials.

                              SECURITIES OWNERSHIP

BENEFICIAL OWNERSHIP OF COMMON STOCK BY LARGE SECURITYHOLDERS

     The following table sets forth certain information known to NovaStar Financial with respect to beneficial ownership of the common stock as of March 1, 2001 by each person other than members of management known to NovaStar Financial to beneficially own more than 5% of the common stock. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of NovaStar Financial, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                                                BENEFICIAL OWNERSHIP
                                                                                OF COMMON STOCK(1)
                   NAME AND ADDRESS OF BENEFICIAL OWNER                          SHARES       PERCENT
                   ------------------------------------                          ------       -------

                   Wallace R. Weitz & Company(2) ............................... 5,069,962      54.58%
                   1125 South 103rd Street, Suite 600
                   Omaha, NE  68124-6008


                   McCarthy Group, Inc.(3) ..................................... 1,584,925      24.64%
                   1125 South 103rd Street, Suite 450
                   Omaha, NE  68124


                   GMAC/Residential Funding Corporation(4) .....................   812,731      12.45%
                   8400 Normandale Lake Boulevard
                   Bloomington, MN  55437


                   First Union Corporation(5) ..................................   536,667       8.84%
                   One First Union Center, TW9
                   Charlotte, NC  28288-0610


---------------------

(1) Assuming no exercise of warrants and no conversion of preferred stock (except by the securityholder named, separately).

(2) Consists of 1,498,533 shares of common stock and 3,571,429 shares of common stock issuable upon conversion of preferred stock.

(3) Consists of 870,640 shares of common stock and 714,285 shares of common stock issuable upon conversion of preferred stock.

(4) Consists of 812,731 shares of common stock issuable upon the exercise of warrants.

(5) Consists of 186,667 shares of common stock and 350,000 shares of common stock issuable upon the exercise of warrants.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS AND MANAGEMENT

     The following table sets forth certain information known to NovaStar Financial with respect to beneficial ownership of the common stock as of March 1, 2001 by (i) each director, (ii) the executive officers, and (iii) all directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of NovaStar Financial, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.


                                                                                     BENEFICIAL OWNERSHIP
                                                                                     OF COMMON STOCK(1)
                   NAME OF BENEFICIAL OWNER                                           SHARES       PERCENT
                   ------------------------                                           ------       -------
         Scott F. Hartman(2) ..................................................       272,155       4.74%
         W. Lance Anderson(3) .................................................       245,155       4.27%
         Michael L. Bamburg(4) ................................................       100,888       1.75%
         Edward W. Mehrer(5) ..................................................        30,941           *
         Gregory T. Barmore(6) ................................................        25,373           *
         Art N. Burtscher(7) ..................................................           --           --
         Rodney Schwatken(8) ..................................................         9,650           *
         All directors and executive officers as a group (7 persons) ..........       674,162      11.74%

-----------------
*        Less than 1%.

(1) Assuming no exercise of the warrants and exercisable options (except by the listed securityholder named, separately).

(2) Consists of 242,155 shares of common stock, including 17,000 of common stock owned jointly with his wife and 30,000 shares of common stock issuable upon the exercise of options.

(3) Consists of 215,155 shares of common stock, and 30,000 shares of common stock issuable upon the exercise of options.

(4) Consists of 68,388 shares of common stock (owned individually by Mr. Bamburg or by his wife or jointly with his wife) and 32,500 shares of common stock issuable upon the exercise of options.

(5) Consists of 24,066 shares of common stock, including 2,000 shares owned by his wife and 6,875 shares of common stock issuable upon the exercise of options.

(6) Consists of 9,748 shares of common stock and 5,625 shares of common stock issuable upon the exercise of options.

(7) Does not include 1,584,925 shares of common stock and convertible preferred stock owned by McCarthy Group, Inc., which wholly owns McCarthy Group Asset Management of which Mr. Burtscher is President.

(8) Consists of 2,900 shares of common stock and 6,750 shares of common stock issuable upon the exercise of options

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers, and holders of more than 10% of NovaStar Financial's common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Such officers, directors and 10% stockholders are required by SEC regulation to furnish NovaStar Financial with copies of all Section 16(a) forms they file. Based solely on its review of such forms that it received, or written representations from reporting persons that no Form 5s were required for such persons, NovaStar Financial believes that, during fiscal 2000, all Section 16(a) filing requirements were satisfied.

                         ITEM 1 - ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, designated Class I, Class II and Class III, with one class standing for election at the annual meeting of stockholders each year. Class II directors, whose term will expire in three years, are to be elected at this year's annual meeting. The nominees for Class II directors of the Board of Directors are set forth below. In addition, in March 2001 the Board of Directors filled a vacancy on the Board and that individual is also a nominee at this year's annual meeting, standing for election as a Class I director, whose term will expire in two years.

     The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for director listed below unless otherwise specified by the stockholder. In the event any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominees. As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director. The nominees listed below already serve as directors of NovaStar Financial.

     The election to the Board of Directors of the nominee identified in the proxy statement will require the affirmative vote of a plurality of the outstanding shares of common stock present in person or represented by proxy at the annual meeting.

     The Board of Directors unanimously recommends that stockholders vote FOR the nominees identified below:


                             NAME                          POSITION WITH NOVASTAR FINANCIAL
                             ----                          --------------------------------

                     W. Lance Anderson                      Director, President and Chief
                                                            Operating Officer

                     Gregory T. Barmore                     Director

                     Art N. Burtscher                       Director

NOMINEES AND DIRECTORS

CLASS II NOMINEES - TERMS EXPIRING 2004

     W. LANCE ANDERSON, age 40, is a co-founder, President and Chief Operating Officer of NovaStar Financial, and has been a member of the Board of Directors since 1996. His primary responsibility is to manage mortgage origination and servicing operations. Prior to NovaStar, Mr. Anderson served as Executive Vice President of Dynex Capital, Inc., formerly Resource Mortgage Capital, Inc., a New York Stock Exchange listed real estate investment trust. In addition, Mr. Anderson was President and Chief Executive Officer of Dynex' single-family mortgage operation, Saxon Mortgage. He had been at Dynex since October 1989. Mr. Anderson also serves as Chairman of the Board of Directors, President and Chief Executive Officer of NovaStar Mortgage.

     GREGORY T. BARMORE, age 59, was most recently Chairman of the Board of GE Capital Mortgage Corporation (GECMC), a subsidiary of General Electric Capital Corporation (GE Capital) headquartered in Raleigh, North Carolina. He has served on the Board of Directors since 1996. He was responsible for overseeing the strategic development of GECMC's residential real estate-affiliated financial business, including mortgage insurance, mortgage services and mortgage funding. Prior to joining GECMC in 1986, Mr. Barmore was Chief Financial Officer of Employers Reinsurance Corporation (ERC), one of the nation's largest property and casualty reinsurance companies and also a subsidiary of GE Capital. Mr. Barmore was selected to serve on NovaStar Financial's Board as an independent director without regard to the GE Capital investment in NovaStar Financial and accordingly there are no arrangements with GE Capital or its affiliates regarding his term of office or other aspects of his service on the Board.

CLASS I NOMINEE - TERM EXPIRING 2003

     ART N. BURTSCHER, age 50, was appointed to the Board of Directors in March 2001 to fill a vacancy on the Board of Directors. In 2000, Mr. Burtscher became President of McCarthy Group Asset Management, a wholly-owned subsidiary of McCarthy Group, Inc., a large holder of NovaStar Financial, Inc. securities. From 1988 to 2000, Mr. Burtscher served as President and Chief Executive Officer of Great Western Bank in Omaha, Nebraska. Mr. Burtscher has agreed to serve on the Audit Committee.

CLASS III DIRECTOR - TERM EXPIRING 2002

     SCOTT F. HARTMAN, age 41, is a co-founder, Chairman of the Board and Chief Executive Officer of NovaStar Financial, and has been a member of the Board of Directors since 1996. His primary responsibilities are to interact with the capital markets and oversee the portfolio of investments and the securitization of mortgage loan production. Mr. Hartman served from February 1995 to June 1996 as Executive Vice President of Dynex Capital, Inc. His responsibilities while at Dynex included managing a $4 billion investment portfolio, overseeing the securitization of mortgage loans originated through Dynex's mortgage operation and the administration of the securities issued by Dynex. For the previous three years he had served as a consultant to Dynex. Mr. Hartman also serves as a director and Vice Chairman of NovaStar Mortgage.

CLASS I DIRECTOR- TERM EXPIRING 2003

     EDWARD W. MEHRER, age 62, has been a member of the Board of Directors since 1996. He is presently the Chief Financial Officer of Cydex, a pharmaceutical company based in Overland Park, Kansas. Mr. Mehrer was previously associated with Hoechst Marion Roussel, formerly Marion Merrell Dow, Inc., an international pharmaceutical company, for approximately ten years until his retirement in December 1995. From December 1991, he served as Executive Vice President and Chief Financial Officer and a director of Marion. Prior to that position, he served in a number of financial and administrative positions. Prior to joining Marion, Mr. Mehrer was a partner with the public accounting firm of Peat, Marwick, Mitchell & Co., a predecessor firm to KPMG LLP, in Kansas City, Missouri.

COMPENSATION OF DIRECTORS

     NovaStar Financial paid independent directors, who are not employed by NovaStar Financial, $10,000 per year plus $500 for each meeting attended in person. Based upon a review of compensation practices within the industry, in January 2001 this amount was increased to $15,000 per year plus $500 for each meeting attended in person. In addition, each independent director has been granted options to purchase 5,000 shares of common stock at the fair market value of the common stock upon becoming a director and options to purchase 2,500 shares at the fair market value of the common stock on the day after each annual meeting of stockholders. In addition, Mr. Barmore and Mr. Mehrer were granted options to purchase 5,000 shares of common stock at $18 per share in connection with the 1997 initial public offering of common stock. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of NovaStar Financial will receive separate compensation for services rendered as a director.

COMPENSATION COMMITTEE INTERLOCKS

     No interlocking relationship exists between the Board of Directors or officers responsible for compensation decisions and the Board of Directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

COMMITTEES OF THE BOARD AND MEETING ATTENDANCE

     The Board of Directors has two committees, Audit and Compensation. During 2000, there were five meetings of the Board of Directors, four meetings of the Audit Committee and six meetings of the Compensation Committee. Each director participated in at least 75% of the meetings of the Board and the committees on which he served.

     Notwithstanding anything to the contrary set forth in any of NovaStar Financial's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following reports of the Audit Committee and the Compensation Committee and the performance graph shall not be incorporated by reference into any such filings.

                             AUDIT COMMITTEE REPORT

     The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of any audits, reviews other professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of internal accounting controls. The Audit Committee is composed of two directors, each of whom is independent as defined by the listing standards of the New York Stock Exchange. The Board has adopted a written Audit Committee charter, a copy of which is included as an appendix to this proxy statement.

     The Audit Committee has reviewed and discussed with management and the independent accountants the Company's audited financial statements for fiscal 2000. In addition, the Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees."

     The Audit Committee has received from the independent accountants written disclosures and a letter concerning the independent accountants' independence from the Company, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees." These disclosures have been reviewed by the Committee and discussed with the independent accountants. The Audit Committee has considered whether the provision of non-audit services and financial information systems design and implementation services by KPMG LLP is compatible with maintaining KPMG LLP's independence.

     Based on these reviews and discussions, the Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2000 for filing with the Securities and Exchange Commission.

                                                              Audit Committee


                                                              Gregory T. Barmore
                                                              Edward W. Mehrer
                                                              Art N. Burtscher

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors, which is comprised exclusively of independent outside directors, administers NovaStar Financial's executive compensation program.

     NovaStar Financial's compensation programs are designed to help attract and retain qualified and motivated individuals that will provide the leadership required to achieve our strategic goals, which includes sustaining long-term value based growth for stockholders. Our philosophy is to link management's compensation to NovaStar Financial's profitability and stock price. Our philosophy is also intended to encourage stock ownership by not only management, but all levels of employees. We believe a significant percentage of total executive compensation should be provided through incentive equity compensation that aligns management's interests with those of stockholders. Our goal is to make our executives' personal net worth heavily dependent on appreciation in the value of NovaStar Financial stock over the long-term and their income dependent on NovaStar Financial's dividends.

     NovaStar Financial strives to integrate (1) reasonable levels of base salary, (2) annual incentive bonus awards tied to operating performance, and (3) stock option awards, to ensure management has a continuing stake in the long-term success of NovaStar Financial.

     The Committee believes that senior management's base salaries are relatively low as compared to other comparable companies with whom NovaStar Financial competes for management personnel. However, these executives have significant compensation potential if there are substantial returns generated to stockholders.

     Under the 1996 stock option plan, annual grants of stock options are awarded to officers and other key employees to retain and motivate such persons to sustain and improve long-term stock performance. Stock options are granted at the prevailing market value and have value to the holders only if NovaStar Financial's stock price increases. Typically, grants become exercisable in four equal annual increments.

                                                          Compensation Committee


                                                          Gregory T. Barmore
                                                          Edward W. Mehrer

                                PERFORMANCE GRAPH

     The following graph presents a total return comparison of NovaStar Financial's common stock, since the initial public offering on October 30, 1997 through December 31, 2000, to the S&P Composite-500 Stock Index and the Bloomberg Mortgage REIT Index. The total returns reflect stock price appreciation and the value of dividends. The information has been obtained from sources believed to be reliable but neither its accuracy nor its completeness is guaranteed. The total return performance shown on the graph is not necessarily indicative of future total return performance.

            TOTAL RETURN COMPARISON SINCE THE INITIAL PUBLIC OFFERING
                            THROUGH DECEMBER 31, 2000



                              [PERFORMANCE GRAPH]





     $100 invested on October 31, 1997 in stock or index, including investment of dividend.


                                                    12/31/97       12/31/98      12/31/99       12/31/00
                                                   ----------     ----------    ----------     ----------
NovaStar Financial, Inc.                            $  87.85       $  34.38       $  17.39      $  20.83
S&P Composite-500 Index                               106.10         134.40         160.64        144.35
Bloomberg Mortgage REIT Index                          83.22          62.82          49.92         50.34

MANAGEMENT OF NOVASTAR FINANCIAL

         The executive officers of NovaStar Financial and their positions are as follows:

          NAME                          POSITION WITH NOVASTAR FINANCIAL                             AGE
          ----                          --------------------------------                             ---
          Scott F. Hartman              Chairman of the Board, Secretary and Chief                    41
                                        Executive Officer

          W. Lance Anderson             Director, President and Chief Operating Officer               40

          Michael L. Bamburg            Senior Vice President and Chief Investment                    38
                                        Officer

          Rodney E. Schwatken           Vice President, Treasurer and Controller (Chief               37
                                        Accounting Officer)


     The executive officers serve at the discretion of the Board of Directors. Biographical information regarding Mr. Hartman and Mr. Anderson is provided above. Biographical information regarding Mr. Bamburg and Mr. Schwatken is set forth below.

     MICHAEL L. BAMBURG, age 38, is Senior Vice President and Chief Investment Officer of NovaStar Financial and NovaStar Mortgage. Mr. Bamburg is responsible for managing the portfolio of investments, interacting with the capital markets, overseeing the securitization of the mortgage loan production, and developing new business lines. Mr. Bamburg most recently served as a Principal of Smith Breeden Associates, a financial institution consulting and money management firm specializing in the evaluation and hedging of mortgage backed securities. Mr. Bamburg spent more than 11 years with Smith Breeden where he analyzed and traded mortgage- backed securities and consulted with various financial institutions regarding investments and asset/liability management issues. During the last 3 years with Smith Breeden, Mr. Bamburg spent most of his time marketing Smith Breeden's money management products.

     RODNEY E. SCHWATKEN, age 37, is Vice President, Treasurer and Controller of NovaStar Financial and NovaStar Mortgage. Mr. Schwatken is responsible for all accounting and finance functions, including management of financial relationships, management and shareholder reporting and compliance with REIT regulations. From June 1993 to March 1997, when he joined NovaStar Financial, Mr. Schwatken was Accounting Manager with U. S. Central Credit Union, a $30 billion dollar investment, liquidity and technology resource for the credit union industry. From January 1987 to June 1994, Deloitte & Touche LLP in Kansas City, Missouri employed Mr. Schwatken, most recently as an audit manager.

EXECUTIVE COMPENSATION

                  EXECUTIVE OFFICER SUMMARY COMPENSATION TABLE


                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                                                            -------------
                                                                     OTHER       SECURITIES
                                                                    ANNUAL       UNDERLYING   DER'S     ALL OTHER
NAME AND POSITION            YEAR         SALARY        BONUS    COMPENSATION    OPTIONS(#)   $(3)    COMPENSATION
-----------------           ------       ---------    ---------  ------------    ----------  ------   -------------
Scott F. Hartman             2000        $280,000     $ 95,000         --         100,000     --            --
Chairman of the Board,       1999        $280,000           --         --                     --       $50,633(1)
Secretary and Chief          1998        $185,000           --         --                     --       $94,033(1)
Executive Officer

W. Lance Anderson            2000        $280,000     $ 95,000         --         100,000     --            --
President and Chief          1999        $280,000           --         --                     --       $50,633(1)
Operating Officer            1998        $185,000           --         --                     --       $94,033(1)

Michael L. Bamburg           2000        $190,000     $142,000         --          10,000     --            --
Senior Vice President and    1999        $190,000     $114,000         --          30,000(4)                --
Chief Investment Officer     1998(2)     $128,333     $105,000         --          20,000     --            --

Rodney E. Schwatken          2000        $ 85,000     $ 32,000         --           5,000     --            --
Vice President, Treasurer    1999        $ 80,000     $ 22,800         --           6,000(4)                --
and Controller               1998        $ 75,000     $ 16,875         --           4,500     --            --


---------------------

(1) Represents dividend payments on 144,666 shares of common stock, each owned by Mr. Hartman and Mr. Anderson, serving as collateral on non-recourse promissory notes issued in 1998 upon the exercise of options. The dividend payments are treated as compensation for personal income tax purposes.

(2) Mr. Bamburg's employment with NovaStar Financial began in February 1998 and provided for an annual salary of $140,000 through December 31, 1998. Mr. Bamburg is eligible to receive an annual bonus of up to 75% of his annual salary.

(3)  None of the options listed were granted with DERs.

(4) Pursuant to resolutions of the Compensation Committee dated December 21, 1999, certain options issued to employees were repriced to $7.00 per share. Options granted" in 1999 replace 1997 options canceled" for Mr. Schwatken and 1998 options canceled" for Mr. Bamburg.

     STOCK OPTION PLAN. NovaStar Financial's 1996 stock option plan provides for the grant of qualified incentive stock options or ISOs, non-qualified stock options or NQSOs, deferred stock, restricted stock, performance shares, stock appreciation and limited stock awards, and dividend equivalent rights or DERs. ISOs may be granted to the officers and employees. NQSOs and awards may be granted to the directors, officers, employees, agents and consultants. Unless previously terminated by the Board of Directors, the plan will terminate on September 1, 2006.

     All options have been granted at exercise prices greater than or equal to the estimated fair value of the underlying stock. Outstanding options vest over four years and expire ten years after the date of grant.

     The following table sets forth information concerning stock options granted during 2000 for each of the directors and executive officers.


                                                 INDIVIDUAL GRANTS
                               ----------------------------------------------------

                                            PERCENT OF                                     POTENTIAL REALIZABLE
                                               TOTAL                                         VALUE AT ASSUMED
                                              OPTIONS        EXERCISE                      ANNUAL RATES OF STOCK
                                            GRANTED TO       PRICE OR                       PRICE APPRECIATION
                                 NO.         EMPLOYEES         BASE                         FOR OPTION TERM(1)
                                 NO.        DURING THE         PRICE       EXPIRATION   ---------------------------
       NAME                    GRANTED         YEAR          ($/SHARE)        DATE           5%             10%
      ------                  ---------     ----------      -----------  --------------  -----------    -----------
W. Lance Anderson              100,000          40%            $3.75        12/20/10      $610,835       $972,653
Michael L. Bamburg              10,000           4%             3.75        12/20/10        61,084         97,265
Gregory T. Barmore               2,500           1%             3.06         5/26/10        12,461         19,842
Scott F. Hartman               100,000          40%             3.75        12/20/10       610,835        972,653
Edward W. Mehrer                 2,500           1%             3.06         5/26/10        12,461         19,842
Rodney E. Schwatken              5,000           2%             3.75        12/20/10        30,542         48,633
                                -----          ----
  Total to Directors and
  Executive Officers           220,000          88%
                               =======         ====
Total shares granted           249,500
                               =======

--------------
(1) Options granted to non-employee directors and options granted to employees were priced at the market price of NovaStar Financial's common stock on the NYSE at the date of grant. The assumed annual rates represent the potential appreciation in value over the exercise price.

         The following table sets forth certain information with respect to the value of the options as of December 31, 2000 held by the named directors and executive officers.

                          FISCAL YEAR END OPTION VALUE

                                                             NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED          IN-THE- MONEY
                                  SHARES                         OPTIONS AS OF              OPTIONS AS OF
                                ACQUIRED ON     VALUE          DECEMBER 31, 2000       DECEMBER 31, 2000(2)(3)
NAME                             EXERCISE    REALIZED(1) EXERCISABLE     UNEXERCISABLE EXERCISABLE UNEXERCISABLE
-----                            ---------  ------------- ----------     ------------  -----------  -----------

Scott F. Hartman                    --           --         30,000          110,000        --           --
W. Lance Anderson                   --           --         30,000          110,000        --           --
Gregory T. Barmore                 1,250        4,675        5,625            6,875        --          $1,725
Edward W. Mehrer                   3,750       12,150        6,875            6,875      $4,675         1,725
Michael L. Bamburg                  --           --         25,000           25,000        --            --
Rodney E. Schwatken                 --           --          6,750            8,750        --            --

---------------------

(1) The value realized" represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.

(2) In-the-money" options whose exercise was less than the market price of common stock at December 31, 2000. (3) Assuming a stock price of $3.75 per share, which was the closing price of a share of common stock reported for the New York Stock Exchange on December 31, 2000.

     EMPLOYMENT AGREEMENTS. NovaStar Financial has entered into employment agreements with the founders, Mr. Hartman and Mr. Anderson. Each employment agreement provides for a term through December 31, 2001, and will be automatically extended for an additional year at the end of each year of the agreement, unless either party provides a prescribed prior written notice to the contrary. Each employment agreement provides for the annual base salary described above and for participation by the subject officer in the bonus incentive compensation plan. Each employment agreement provides for the subject officer to receive his annual base salary and bonus compensation to the date of the termination of employment by reason of death, disability or resignation and to receive base compensation to the date of the termination of employment by reason of a termination of employment for cause as defined in the agreement. Each employment agreement also provides for the subject officer to receive, if the subject officer resigns for good reason" or is terminated without cause after a change in control" as those terms are defined in the agreement, an amount, 50% payable immediately and 50% payable in monthly installments over the succeeding twelve months, equal to three times such officer's combined maximum base salary and actual bonus compensation for the preceding year, subject in each case to a maximum amount of 1% of the book equity value (exclusive of valuation adjustments) and a minimum of $360,000. In that instance, the subject officer is prohibited from competing with NovaStar Financial for a period of one year. In addition, all outstanding options granted to the subject officer under the 1996 stock option plan shall immediately vest. Section 280G of the Code may limit the deductibility of the payments to such officer for federal income tax purposes. Change of control" for purposes of the agreements would include a merger or consolidation of NovaStar Financial, a sale of all or substantially all of the assets of NovaStar Financial, changes in the identity of a majority of the members of the Board of Directors of NovaStar Financial (other than due to the death, disability or age of a director) or acquisitions of more than 25% of the combined voting power of NovaStar Financial's capital stock, subject to certain limitations. Absent a change in control," if NovaStar Financial terminates the officer's employment without cause, or if the officer resigns for good reason," the officer receives an amount, payable immediately, equal to such officer's combined maximum base salary and actual bonus compensation for the preceding year, subject in each case to a maximum amount of 1% of book value (exclusive of valuation adjustments) and a minimum of $120,000. If the officer resigns for any other reason, there is no severance payment and the officer is prohibited from competing with NovaStar Financial for a period of one year following the resignation.

CERTAIN TRANSACTIONS

     TRANSACTIONS WITH MANAGEMENT. Following the close of the private placement in December 1996, NovaStar Financial moved to implement the portion of its business strategy to be conducted through taxable affiliates. In February 1997, NFI Holding Corporation was formed to serve as a holding company for such taxable affiliates. The REIT Modernization Act, enacted December 15, 1999, permits a REIT to own, after December 31, 2000, 100% of the outstanding voting securities of a taxable subsidiary. Previously, to comply with REIT rules, NovaStar Financial, Inc. owned all of the preferred stock of its taxable affiliate NFI Holding which represented a nonvoting 99% economic interest in NFI Holding. The common voting stock of NFI Holding was owned by the two founders of NovaStar Financial, Scott F. Hartman and W. Lance Anderson. Effective January 1, 2001, NovaStar Financial acquired the common voting stock of NFI Holding from the two founders for $370,000. Following the acquisition of the common voting stock of NFI Holding, NovaStar Financial exchanged all of its preferred stock for additional common voting stock of NFI Holding. As a result, NovaStar Financial now owns 100% of the common voting stock of NFI Holding. NovaStar Financial's consolidated financial statements beginning with fiscal year 2001 will include NFI Holding as a consolidated wholly-owned subsidiary.

     In May 1996, Messrs. Hartman and Anderson formed NovaStar Mortgage, Inc. for the purpose of engaging in the non-conforming lending business. Following NovaStar Financial's private placement, NovaStar Mortgage began obtaining required licenses and permits, developing guidelines for the origination of mortgage loans through its wholesale lending channel and hiring critical senior personnel to put in place the infrastructure for its mortgage lending and servicing operations. In February 1997, NFI Holding acquired all of the outstanding common stock of NovaStar Mortgage from Messrs. Hartman and Anderson. NovaStar Mortgage thereby became a wholly-owned subsidiary of NFI Holding.

     NovaStar Financial and NovaStar Mortgage entered into a loan subservicing agreement under which NovaStar Mortgage agrees to service mortgage loans for NovaStar Financial initially for a fixed dollar fee per loan based on the fee in comparable subservicing arrangements. The subservicing agreement became effective with the commencement of NovaStar Mortgage's servicing operation in July 1997. Separate agreements have been executed for each pool of loans serving as collateral for NovaStar Financial's collateralized mortgage obligations.

     NovaStar Financial and NovaStar Mortgage further entered into an administrative services outsourcing agreement, dated June 30, 1997, pursuant to which NovaStar Mortgage provides to NovaStar Financial on a fee basis certain administrative services, including consulting with respect to the development of mortgage loan products, loan underwriting, loan funding and quality control.

     Effective April 1, 1999, NovaStar Financial entered an intercompany loan and guarantee agreement with NovaStar Mortgage. Under the terms of this agreement, NovaStar Mortgage pays interest on amounts it borrows from NovaStar Financial. As of December 31, 2000, 1999 and 1998, NovaStar Mortgage had $2,729,000, $27,663,000 and $48,486,000 in
borrowings from NovaStar Financial outstanding. Interest on the borrowings accrues at the federal funds rate plus 1.75%. In addition, NovaStar Mortgage is required to pay guaranty fees in the amount 0.25% of the loans sold by NovaStar Mortgage for which NovaStar Financial has guaranteed the performance of NovaStar Mortgage.

     Following is a summary of the fees, in thousands, which NovaStar Financial paid to and received from NovaStar Mortgage:

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                --------------------------------------
                                                                                  2000            1999           1998
Amounts paid to NovaStar Mortgage
  Loan servicing fees...............................................             $2,502          $3,886         $3,803
                                                                                 ======          ======         ======
  Administrative fees...............................................               $625          $1,258         $7,800
Amounts received from NovaStar Mortgage:
  Intercompany interest income......................................               (395)         (1,113)
  Purchase commitment fees..........................................                 --              --         (5,117)
                                                                                                                ------
  Guaranty, commitment, loan sale and
    securitization fees.............................................             (2,025)             --             --
Net fees paid.......................................................             $   82          $  145         $2,683
                                                                                 ======          ======         ======

     INDEBTEDNESS OF MANAGEMENT. In related transactions approved by the Audit and Compensation Committees of the Board of Directors, NovaStar Financial, Inc. restructured the promissory notes given in connection with the initial issuance of NFI Holding common stock and three other outstanding promissory notes given by each of the founders arising out of the acquisition of units in our 1997 private placement. NovaStar Financial acquired 72,222 shares of its common stock held by the founders at an aggregate purchase price of $270,833 ($3.75 per share). The promissory notes, aggregating to $1,541,267, were cancelled in exchange for the proceeds of the two stock sales (totaling $640,833) and new 10-year nonrecourse noninterest-bearing promissory notes executed by Mr. Hartman and Mr. Anderson. Finally, NovaStar Financial accepted the return of 288,332 shares of common stock issued upon the exercise of options by Mr. Hartman and Mr. Anderson in satisfaction of indebtedness of $4,339,980 incurred in connection with that exercise, with $492,774 of accrued interest added to the principal amount of the 10-year promissory notes.

     The new 10-year notes aggregate to $1,393,208. The founders have each pledged 72,222 shares of NovaStar Financial common stock as security for each note and the notes will be forgiven in equal annual installments over a 10-year period so long as the founders remain in the employ of NovaStar Financial. A bonus will be paid in the amount of personal tax liability resulting from the forgiveness of debt in excess of the after-tax value to each founder of dividends paid on the common stock securing the note. In addition, the notes will be forgiven in the event of a change of control of NovaStar Financial, termination other than for cause or resignation for good reason as those terms are defined in each founder's employment agreement. There is no financial impact to NovaStar Financial from these transactions for the year ending December 31, 2000. If the notes are forgiven over the anticipated 10-year period, there will be an annual charge to earnings of $139,321 plus any personal tax liability bonuses.

     CERTAIN BUSINESS RELATIONSHIPS WITH LARGE SECURITYHOLDERS. On February 12, 1999, NovaStar Financial entered into several lending arrangements with First Union National Bank for one year. The warehouse line of credit and master repurchase agreements with First Union allow NovaStar Financial to borrow up to $75 million and $300 million, respectively, and are secured by mortgage loans. At the same time, two additional lending arrangements were executed with First Union whereby NovaStar Financial can borrow up to $20 million secured by the residual interests of asset-backed bonds. NovaStar Financial issued First Union 350,000 warrants to purchase common stock at $6.9375 per share, the closing price on February 11, 1999, in exchange for 186,667 existing warrants at $15.00 per share.

     On December 17, 1999, NovaStar Financial amended several lending arrangements with First Union Corporation, including the Mortgage Loan Warehousing Agreement dated as of February 20, 1997 between NovaStar Financial, NovaStar Mortgage, Inc. and First Union Corporation, the Master Repurchase Agreement, dated as of February 12, 1999, between NovaStar Financial, NovaStar Mortgage, Inc. and First Union Corporation, together with the Addendum thereto dated as of February 12, 1999, and the Master Repurchase Agreement, dated as of February 12, 1999, between NovaStar Certificates Financing Corporation and First Union Corporation, together with the Addendum thereto dated as of February 12, 1999. These amendments extended existing warehouse and securitization facilities beyond the February 12, 2000 maturity date to June 1, 2000, reduced the securitization facility from $300 million to $175 million and resulted in an increased commitment to $25 million on the residential financing facility with a term of two years.

     On March 29, 1999, NovaStar Financial completed the private placement and issuance of 4,285,714 shares of Class B 7% Cumulative Convertible Preferred Stock at a price of $7.00 per share, resulting in total proceeds of approximately $30 million, which includes approximately $25 million acquired by Wallace R. Weitz & Company. Weitz's present beneficial ownership of NovaStar Financial is 54.58% which includes 1.5 million shares of common stock outstanding and over 3.5 million shares of convertible preferred stock. Each share of the preferred stock is convertible, at the option of the holder, into one share of common stock and is redeemable at par by NovaStar Financial at any time after March 31, 2002.

     On March 10, 1999, NovaStar Financial issued to GMAC/Residential Funding Corporation 812,731 warrants to purchase NovaStar Financial common stock at a price of $4.5625 per share, the closing price of NovaStar Financial's common stock on October 12, 1998. These warrants were issued pursuant to the terms of a credit facility entered into on October 13, 1998. These warrants will expire on October 13, 2003. In connection with this same warrant agreement, NovaStar Financial issued to GMAC/Residential Funding Corporation 364,982 warrants to purchase NovaStar Financial common stock at the effective price of the 1996 warrants, which is $11.62 per share, which are exercisable until February 3, 2001.

     On December 29, 1999, NovaStar Financial entered into certain lending arrangements with GMAC/Residential Funding Corporation secured by mortgage loans and pledged securities. Under the terms of all the agreements required in connection with a one-year Revolving Warehouse Line of Credit, NovaStar Financial and NovaStar Mortgage, with NFI

Holding as guarantor, can borrow $50 million to finance the acquisition of residential mortgage loans. Obligations under this arrangement bear interest at a rate indexed to one-month LIBOR.

             ITEM 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has selected the accounting firm of KPMG LLP to audit NovaStar Financial's financial statements for, and otherwise act as the independent certified public accountants with respect to, the year ending December 31, 2001. The Board of Director's selection of KPMG LLP for the current fiscal year is being presented to stockholders for ratification at the annual meeting. To NovaStar Financial's knowledge, neither KPMG LLP nor any of its partners has any direct financial interest or any material indirect financial interest in NovaStar Financial, or has had any connection since the inception of NovaStar Financial in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she has the desire to do so and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR" THE PROPOSAL TO SELECT KPMG LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

AUDIT FEES

     The aggregate fees billed by KPMG LLP for professional services rendered for the audit of NovaStar Financial's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in NovaStar Financial's Quarterly Reports on Form 10-Q for that fiscal year were $108,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no professional services rendered for information technology services relating to financial information systems design and implementation during 2000.

ALL OTHER FEES

     The aggregate fees billed by KPMG LLP for services rendered to NovaStar Financial, other than the services described above for the fiscal year ended December 31, 2000 were approximately $87,075.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters which may be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgments.

                   STOCKHOLDER PROPOSALS - 2002 ANNUAL MEETING

     Stockholders are entitled to present proposals for action at a forthcoming stockholders' meeting if they comply with the requirements of the proxy rules. Any proposals intended to be presented at the 2002 annual meeting of stockholders must be received at NovaStar Financial's offices on or before November 20, 2001 in order to be considered for inclusion in the proxy statement and form proxy relating to such meeting. In addition, the NovaStar Financial bylaws provide that any stockholder wishing to bring any matter before the annual meeting must deliver notice to the Secretary at the principal executive offices of NovaStar Financial not less than 90 days before the first anniversary of the mailing date of the notice of the preceding year's annual meeting.


                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ Scott F. Hartman


                                             Scott F. Hartman
                                             Chairman of the Board and Secretary

Westwood, Kansas
March 19, 2001

                                                                      APPENDIX A

                            NOVASTAR FINANCIAL, INC.

                             AUDIT COMMITTEE CHARTER
                                 APRIL 26, 2000

I.   ORGANIZATION

     A.   The Audit Committee is a committee of the Board of Directors.

     B. The Audit Committee must be composed of three or more directors who are independent of the Company's management and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Audit Committee member. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

     C. The members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board to serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

II.  MEETINGS

     A. The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate.

III.     STATEMENT OF POLICY

     A. The Audit Committee provides assistance to the Board of Directors in fulfilling their responsibilities to shareholders and the investment community relating to corporate accounting and reporting practices of the Company.

IV.  RESPONSIBILITIES

     A. The Audit Committee will annually, or more frequently as circumstances warrant:

          1. Review the performance of the independent accountants and make recommendations to the Board of Directors regarding the appointment or termination of the independent accountants.

          2. Discuss with the independent accountants all significant relationships the auditors have with the Company, including management consulting services provided and related fees received.

          3. Meet with management and independent accountants to review adequacy and effectiveness of the accounting and financial processes and controls of the Company, including controls and security relating to computerized information systems, and elicit any recommendations for the improvement of such internal control procedures.

          4. Inquire of management and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risks.

     B. Prior to their release, the Audit Committee will review with management and the independent accountants the annual and quarterly financial statements, including quarterly and annual filings with the Securities and Exchange Commission.

     C. At the conclusion of each audit, the Audit Committee will meet with the independent accountants and management to discuss conclusions or recommendations of the independent accountants and the reports to management and the Board prepared by the independent accountants.

     D. Periodically, the Audit Committee will meet with the independent accountants without members of management present to discuss internal controls, the completeness and accuracy of the Company's financial statements and disclosures therein, and the independent accountants' evaluation of financial/accounting personnel.

     E. Perform activities and functions as assigned by law, the Company's bylaws or charter, or the Board of Directors, including investigations falling within the scope of the Audit Committee's responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

     F. Review legal and regulatory matters that could have a material impact on the financial statements, related compliance policies and programs, and any reports received from regulatory agencies.


                                      A-2